ECO SCIENCE SOLUTIONS, INC. AND
ECO SCIENCE SOLUTIONS INTERNATIONAL, INC.
 CANCELLATION AND RELEASE AGREEMENT

THIS CANCELLATION AND RELEASE AGREEMENT (“Agreement”), is entered into this 18th day of November 2016, by and between Eco Science Solutions, Inc. (“ESSI”, “Company”), a Nevada corporation, and Eco Science Solutions International, Inc. (“ESS International”), a Canadian corporation.

WHEREAS, ESSI currently owes Two Hundred Twenty Five Thousand Ninety One Dollars ($225,091), of principal and accrued interest, to ESSI International, pursuant to a Convertible Promissory Note, attached to this Agreement as Attachment A. The Convertible Note has conversion features and carries an interest rate of 5% per year.

WHEREAS, on or around January 12, 2016, Domenic Marciano, President of Eco Science Solutions International, Inc., and Chairman of the Board of Directors resigned from ESSI; on that same date, Jeffery Taylor was appointed President, CEO and Director of ESSI and Don Taylor was appointed CFO and Director.  Subsequent to Mr. Marciano’s resignation and the appointment of the Taylor’s, Mr. Marciano transferred his controlling block of ESSI Shares to the Taylors, in equal parts, and contingent upon payment made to Mr. Marciano. As of November 18, 2016, payment was made and those shares were transferred to the Taylors.

WHEREAS, the Company has been in the process of restructuring, changing the direction of the business the Company is engaged in, and moving the Company forward in a positive manner.

WHEREAS, the Board of Directors of the Company feels it to be in the best interest of the Company and the Shareholders to reduce the outstanding debt of the Company incurred by the previous management.

WHEREAS, Eco Science Solutions International, and ESSI hereby mutually agree to cancel the Note held by ESS International.

THEREFORE, it is hereby agreed by both the Company, and ESS International that the outstanding Note, principal and interest totaling $225,091 and owed to ESSI International, pursuant to the Convertible Note listed on Attachment A, and attached to this Agreement, by the Company, shall be cancelled, and no further obligations of the Company, to ESS International, or Domenic Marciano, under the Note listed in Attachment A, are contemplated. No conversions of this Note shall be honored; the Company shall have no further obligation to ESS International under the Convertible Note and ESS International shall be forever barred from seeking further conversions or claiming obligations of the Company under the Convertible Note.

The undersigned do hereby acknowledge receipt, review, understanding and agreement of this Cancellation and Release Agreement.

[The remainder of this page left intentionally
blank – Signature page to follow]

The undersigned do hereby acknowledge receipt, review, understanding and agreement with this Cancellation and Release Agreement.

/s/Jeffery Taylor                                                          12/16/2016
Jeffery Taylor, President                                                                                         Date
Eco Science Solutions, Inc.

/s/Domenic Marciano                          11/18/2016
Domenic Marciano, President                                                                                         Date
Eco Science Solutions International, Inc.